UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

OMNICARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

THIS FILING CONTAINS CURRENT REPORTS ON FORM 8-K FILED BY OMNICARE, INC. ON MAY 21, 2015 AND MAY 22, 2015.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

Omnicare, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

1-8269	31-1001351
(Commission File Number)	(I.R.S. Employer Identification No.)

900 Omnicare Center

201 East Fourth Street

Cincinnati, Ohio 45202

(Address of Principal Executive Offices, Including Zip Code)

(513) 719-2600

(Registrant’s telephone number, including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 21, 2015, Omnicare, Inc., a Delaware corporation (the “Company”), and CVS Health Corporation, a Delaware corporation (“CVS”), issued a joint press release announcing the entry into an Agreement and Plan of Merger, dated as of May 20, 2015, by and among the Company, CVS Pharmacy, Inc., a Rhode Island corporation and subsidiary of CVS (“CVS Pharmacy”), and Tree Merger Sub, Inc., a Delaware corporation and subsidiary of CVS Pharmacy (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of CVS Pharmacy. A copy of the joint press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Joint Press Release of CVS Health Corporation and Omnicare, Inc., dated May 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Omnicare, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ Alexander M. Kayne
	Name:	Alexander M. Kayne
	Title:	Senior Vice President, General Counsel and Secretary

Dated: May 21, 2015

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Joint Press Release of CVS Health Corporation and Omnicare, Inc., dated May 21, 2015.

EXHIBIT 99.1

CVS Health and Omnicare Sign Definitive Agreement for

CVS Health to Acquire Omnicare

Acquisition provides new pharmacy dispensing channel for CVS Health, enhancing continuity of care for patients as they transition through the health care system

Transaction expected to be accretive to CVS Health’s earnings and cash flow

WOONSOCKET, R.I., and CINCINNATI, OH, May 21, 2015 – CVS Health Corporation (NYSE:CVS) and Omnicare, Inc. (NYSE:OCR) announced today that they have entered into a definitive agreement for CVS Health to acquire Omnicare, the leading provider of pharmacy services to long term care facilities, for $98.00 per share in cash, for a total enterprise value of approximately $12.7 billion, which includes approximately $2.3 billion in debt. In total, Omnicare has approximately 13,000 employees at 160 locations in 47 states across the U.S.

With the acquisition of Omnicare, CVS Health will significantly expand its ability to dispense prescriptions in assisted living and long term care facilities, serving the senior patient population. CVS Health will also expand its presence in the rapidly growing specialty pharmacy business. Omnicare’s complementary specialty pharmacy platform and clinical expertise will augment CVS Health’s capabilities and enable CVS Health to continue to provide innovative and cost-effective solutions to patients and payors.

The boards of directors of both companies have approved the transaction, which is subject to approval by the holders of Omnicare’s common stock, as well as other customary closing conditions, including applicable regulatory approvals. The transaction is expected to close near the end of 2015.

CVS Health expects to achieve significant purchasing and revenue synergies as well as operating efficiencies from this combination. The company expects the transaction to be approximately 20 cents accretive to Adjusted EPS in 2016, its first full year, excluding integration and any one-time transaction costs. It is expected to become increasingly accretive to Adjusted EPS in subsequent years. The company has secured $13 billion in fully committed unsecured bridge financing from Barclays and expects to put in place permanent financing in the form of senior notes and/or term loans prior to the closing of the transaction. CVS Health expects that it will continue to have a solid balance sheet and, with its strong free cash flow, is committed to returning to its targeted leverage ratio of 2.7 times adjusted debt-to-EBITDA.

“The acquisition of Omnicare significantly expands our business, providing CVS Health access into a new pharmacy dispensing channel,” said CVS Health President and CEO Larry Merlo. “It also creates new opportunities for us to extend our high-quality, innovative pharmacy programs to a broader population of seniors and chronic care patients as they transition across the care continuum. We have been impressed by the Omnicare team and what they have created for the patients they serve.”

“We are pleased to have reached this agreement with CVS Health, one of the leading companies in the health care industry, which we believe will allow us to accelerate our mission of enhancing the quality and cost-effectiveness of care for complex patient populations,” said Omnicare President and CEO Nitin Sahney. “This exciting combination is the result of a broad and thorough review of our strategic options. On behalf of the Omnicare team, I’d like to thank our 13,000 employees whose hard work and dedication has enabled Omnicare to become a recognized leader in pharmacy services.”

Given the aging U.S. population, long term care is a growth segment of the health care system. More people are expected to use assisted living facilities and independent living communities in the coming decades, creating a substantial growth opportunity for those companies serving the health care needs of seniors.

In entering this new customer distribution channel, CVS Health will deliver meaningful benefits to consumers, patients, caregivers, and payors by providing highly coordinated clinical pharmacy care across multiple treatment settings from retail to long term care. CVS Health will help improve patient outcomes and provide enhanced continuity of care to patients and caregivers as they transition through the health care system.

CVS Health received investment banking and financial advice from Barclays and Evercore. The company was advised on transaction legal matters by Sullivan & Cromwell LLP and on antitrust matters by Dechert LLP.

BofA Merrill Lynch and Centerview Partners are serving as financial advisors to Omnicare. White & Case LLP is serving as Omnicare’s legal counsel.

Teleconference and Webcast

CVS Health will be holding a conference call today for the investment community at 8:30 am (EDT) to discuss the transaction. The dial-in number for the call is 800-750-5849 or, for international callers, 212-231-2921. An audio webcast of the call will be broadcast simultaneously on CVS Health’s website for all interested parties. To access the webcast, please visit the investor relations section of the company’s website at http://investors.cvshealth.com/. A replay of the call will be available from approximately 10:30 am (EDT) on May 21 through 10:30 am (EDT) on May 28. It can be accessed by dialing 800-633-8284 or, for international callers, 402-977-9140, and entering access code 21769309. The webcast will be archived and available on the CVS Health website for a one-year period following the conference call.

About CVS Health

CVS Health (NYSE: CVS) is a pharmacy innovation company helping people on their path to better health. Through its 7,800 retail drugstores, nearly 1,000 walk-in medical clinics, a leading pharmacy benefits manager with more than 70 million plan members, and expanding specialty pharmacy services, the Company enables people, businesses and communities to manage health in more affordable, effective ways. This unique integrated model increases access to quality care, delivers better health outcomes and lowers overall health care costs. Find more information about how CVS Health is shaping the future of health at www.cvshealth.com.

About Omnicare

Omnicare, Inc., a Fortune 500 company based in Cincinnati, Ohio, provides comprehensive pharmaceutical services to patients and providers across the United States. As the market-leader in professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other chronic care institutions, Omnicare leverages its unparalleled clinical insight into the geriatric market along with some of the industry’s most innovative technological capabilities to the benefit of its long-term care customers. Omnicare also provides specialty pharmacy and key commercialization services for the bio-pharmaceutical industry through its Specialty Care Group. For more information, visit www.omnicare.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. By their nature, all forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements for a number of reasons as described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These forward-looking statements may be identified by words such as ‘believes’, ‘expects’, ‘anticipates’, ‘projects’, ‘intends’, ‘should’, ‘seeks’, ‘estimates’, ‘future’ or similar expressions or by discussion of, among other things, strategy, goals, plans or intentions. The factors that could cause actual results to differ materially include the following: the possibility that the anticipated synergies and other benefits from the proposed acquisition of Omnicare by CVS Health will not be realized, or will not be realized within the expected time periods; the inability to obtain regulatory approvals of the proposed acquisition (including the approval of antitrust authorities necessary to complete the transaction) on the terms desired or anticipated; the timing of such approvals and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction; the risk that a condition to closing the transaction may not be satisfied on a timely basis or at all; the risk that the proposed transaction fails to close for any other reason; the risks and uncertainties related to CVS Health’s ability to successfully integrate the operations, products and employees of Omnicare; the effect of the potential disruption of management’s attention from ongoing business operations due to the pending acquisition; the effect of the announcement of the proposed transaction on CVS Health’s and Omnicare’s relationships with their respective customers, vendors and lenders and on their respective operating results and businesses generally; access to available financing on a timely basis and on reasonable terms; the outcome of any legal proceedings related to the proposed acquisition; and the risks and uncertainties normally incidental to the respective businesses of CVS Health and Omnicare. Additional information concerning these and other risks and uncertainties can be found in CVS Health’s and Omnicare’s periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.cvshealth.com, www.omnicare.com or on request from CVS Health or Omnicare, as applicable. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, neither CVS Health nor Omnicare undertakes any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Omnicare, Inc. by CVS Pharmacy, Inc., a wholly owned subsidiary of CVS Health Corporation. In connection with the proposed acquisition, CVS Health and Omnicare intend to file relevant materials with the SEC, including Omnicare’s proxy statement on Schedule 14A. INVESTORS AND STOCKHOLDERS OF OMNICARE ARE ADVISED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING OMNICARE’S PROXY STATEMENT WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS WITH RESPECT TO THE PROPOSED ACQUISITION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the proxy statement (when available) and other relevant documents free of charge at the SEC’s web site, http://www.sec.gov, and Omnicare stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Omnicare.

Participants in Solicitation

CVS Health and its directors and executive officers, and Omnicare and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Omnicare common stock in connection with the proposed acquisition. Information about the directors and executive officers of CVS Health is set forth in the proxy statement for CVS Health’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on March 27, 2015. Information about the directors and executive officers of Omnicare is set forth in the proxy statement for Omnicare’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2015. Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant materials filed by Omnicare with the SEC in connection with the proposed acquisition when they become available.

Contacts:

For CVS Health:

Nancy Christal

Senior Vice President

Investor Relations

(914) 722-4704

Carolyn Castel

Vice President

Corporate Communications

(401) 770-5717

Carolyn.Castel@CVSHealth.com

For Omnicare:

Patrick Lee

Senior Vice President

Investor Relations

(513) 719-1507

patrick.lee@omnicare.com

###

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2015 (May 20, 2015)

Omnicare, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

1-8269	31-1001351
(Commission File Number)	(I.R.S. Employer Identification No.)

900 Omnicare Center

201 East Fourth Street

Cincinnati, OH 45202

(Address of Principal Executive Offices, Including Zip Code)

(513) 719-2600

(Registrant’s telephone number, including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 20, 2015, Omnicare, Inc., a Delaware corporation (“Omnicare” or the “Company”), CVS Pharmacy, Inc., a Rhode Island corporation and subsidiary of CVS Health Corporation (“CVS Health” and, such subsidiary, “CVS Pharmacy”), and Tree Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of CVS Pharmacy (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of CVS Pharmacy.

The Merger Agreement provides that, on the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), and as a result thereof:

•	each share of the common stock, par value $1.00 per share, of the Company (“Common Share”) issued and outstanding immediately prior to the Effective Time (other than (i) Common Shares held by CVS Pharmacy, Merger Sub or the Company, (ii) Common Shares held by any subsidiary of either the Company or CVS Pharmacy (other than Merger Sub) and (iii) those Common Shares with respect to which the holder thereof has properly complied with Delaware law as to appraisal rights) will be automatically canceled and converted into the right to receive $98.00 in cash, without interest (the “Merger Consideration”);

•	each option to purchase Common Shares (each, an “Option”) outstanding immediately prior to the Effective Time, whether vested or unvested, will become fully vested and will be canceled and converted into the right to receive an amount in cash, without interest and less any applicable withholding taxes, determined by multiplying the excess, if any, of the Merger Consideration over the applicable exercise price per share of such Option by the number of Common Shares subject to such Option;

•	each restricted stock right of the Company (each, a “Restricted Stock Right”) outstanding immediately prior to the Effective Time that was granted on or after June 1, 2014 or that by its terms provides for “double-trigger” vesting (“Rollover Restricted Stock Right”) will be converted into a number of restricted stock units or restricted shares, as applicable, denominated in shares of the common stock, par value $0.01 per share, of CVS Health (“Parent Topco Shares”) determined by multiplying the number of Common Shares subject to such Rollover Restricted Stock Right by a ratio based on the Merger Consideration and the average of the closing sale prices of Parent Topco Shares on the New York Stock Exchange over a specified time period prior to the closing of the Merger (such ratio, the “Equity Award Conversion Ratio”), with the terms of such restricted stock units or restricted shares, as applicable, continuing to be governed by the same terms and conditions as were applicable to the applicable Rollover Restricted Stock Right immediately prior to the Effective Time;

•	each performance restricted stock unit of the Company (each, a “Performance Restricted Stock Unit”) outstanding immediately prior to the Effective Time that was granted on or after June 1, 2014 or that by its terms provides for “double-trigger” vesting (“Rollover Performance Restricted Stock Unit”) will be converted into a number of shares of time-vested restricted stock denominated in Parent Topco Shares (“Parent Topco Restricted Stock”) determined by multiplying the number of Common Shares subject to such Rollover Performance Restricted Stock Unit (determined by assuming that performance for the full or cumulative performance period is the higher of the target and actual performance (as determined by the Company based on actual performance up until the closing of the Merger and without including any discretionary adjustments)) by the Equity Award Conversion Ratio, with the terms of such performance restricted stock units continuing to be governed by the same terms and conditions as were applicable to the applicable Rollover Performance Restricted Stock Unit immediately prior to the Effective Time and the performance level for such shares of Parent Topco Restricted Stock being fixed at level described above;

•	each other Restricted Stock Right and Performance Restricted Stock Unit outstanding immediately prior to the Effective Time will become fully vested and will be canceled, with the holder of each such Restricted Stock Right or Performance Restricted Stock Unit becoming entitled to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of the Merger Consideration multiplied by the number of Common Shares subject to each such Restricted Stock Right or Performance Restricted Stock Unit (with such number of Common Shares subject to any such Performance Restricted Stock Unit being determined as described above).

The Merger Agreement contains representations and warranties of the Company, CVS Pharmacy and Merger Sub. The Company and CVS Pharmacy have agreed to various covenants, including covenants that, subject to certain exceptions: (i) the Company will conduct its business in the ordinary course consistent with past practice during the period between the date of the Merger Agreement and the Effective Time, (ii) the Company will not engage in certain activities during such period without the consent of CVS Pharmacy, (iii) the Company will cause a meeting of the Company’s stockholders to be held to consider adoption of the Merger Agreement and (iv) the Company will recommend adoption of the Merger Agreement by its stockholders and use commercially reasonable efforts to solicit such adoption. In addition, the Company may not, among other things, initiate, solicit or knowingly encourage the making of any proposals relating to certain alternative transactions and has agreed to certain limitations on its ability to respond to and accept such proposals.

The consummation of the Merger is subject to certain closing conditions, including, among other things, (i) adoption of the Merger Agreement by the Company’s stockholders in accordance with Delaware law, (ii) the expiration or termination of any waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and (iii) the absence of any statute, rule, regulation executive order, decree, ruling or injunction that is in effect and makes illegal, prohibits, restrains or enjoins the Merger. The consummation of the Merger is not subject to a financing condition.

The Merger Agreement contains certain termination rights for both the Company and CVS Pharmacy, including if the Merger is not completed on or before the date that is 12 months after the date of the Merger Agreement, subject to a three month extension under certain circumstances, or if the Company’s stockholders do not adopt the Merger Agreement. In addition, among other termination rights, CVS Pharmacy may terminate the Merger Agreement if the Board of Directors of the Company takes certain actions, or fails to take certain actions, that result in an adverse recommendation change, and the Company may terminate the Merger Agreement, subject to certain conditions, to accept a proposal regarding an alternative transaction the terms of which are more favorable from a financial point of view to the Company’s stockholders than the Merger. CVS Pharmacy also may terminate the Merger Agreement if the Company or any of its subsidiaries is barred or excluded from participation in any federal or state healthcare program. The Merger Agreement provides that, upon termination of the Merger Agreement under certain circumstances, the Company may be required to pay to CVS Pharmacy a termination fee of $350,000,000.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be a complete description of all the parties’ rights and obligations under the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been included as an exhibit hereto solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company, CVS Pharmacy or their respective subsidiaries or affiliates. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by (A) matters specifically disclosed in any reports filed by the Company with the Securities and Exchange Commission (the “SEC”) on or after January 1, 2014 but prior to the date of the Merger Agreement and (B) matters described in a confidential disclosure letter delivered by the Company to CVS Pharmacy in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement, which might differ from what is viewed as material by investors and (iv) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the documents that the Company files or has filed with the SEC.

Cautionary Statement Regarding Forward-looking Statements

This communication contains certain statements that may constitute “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact. Such forward-looking statements, by their nature, involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to the following: the possibility that the anticipated benefits from the proposed transaction with CVS Health will not be realized, or will not be realized within the expected time periods; the inability to obtain regulatory approvals of the proposed transaction (including the approval of antitrust authorities necessary to complete the transaction) on the terms and timing desired or anticipated; the risk that a condition to closing the transaction may not be satisfied on a timely basis or at all; the risk that the proposed transaction fails to close for any other reason; the effect of the announcement of the proposed transaction with CVS Health on Omnicare’s relationships with its customers, vendors and lenders and on its operating results and businesses generally; the outcome of any legal proceedings related to the proposed transaction; the risks and uncertainties normally incidental to Omnicare’s business, including overall economic, financial, political and business conditions; trends in the long-term healthcare and pharmaceutical industries; our ability to attract and retain new and existing clients and service contracts; our ability to identify, finance and consummate acquisitions on favorable terms or at all; trends for the continued growth of our businesses; changes in drug pricing; delays in payment and reductions in reimbursement by the government and other payors to Omnicare and our customers; the overall financial condition of our customers and our ability to assess and react to such financial condition; the ability and willingness of our vendors and business partners to continue to provide products and services to Omnicare; the successful integration of acquired companies and realization of contemplated synergies; the ability to attract and retain skilled management; competition for qualified staff in the healthcare industry; variations in demand for our products and services; variations in costs or expenses; our ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the potential impact of legislation, government regulations, and other government action and/or executive orders, including those relating to Medicare Part D, its implementing regulations and any subregulatory guidance; reimbursement and drug pricing policies and changes in the interpretation and application of such policies, including changes in calculation of average wholesale price; discontinuation of reporting average wholesale price and/or implementation of new pricing benchmarks; legislative and regulatory changes impacting long-term care pharmacies or specialty pharmacies; government budgetary pressures and changes, including federal and state budget shortfalls; efforts by payors to control costs; changes to or termination of our contracts with pharmaceutical benefit managers, Medicare Part D Plan sponsors and/or commercial health insurers or changes in the proportion of our business covered by specific contracts; the outcome of pending and future legal or contractual disputes; potential liability for losses not covered by, or in excess of, insurance; the impact of executive separations; the impact of benefit plan terminations; the impact of differences in actuarial assumptions and estimates as compared to eventual outcomes; events or circumstances that could result in an impairment of assets, including but not limited to, goodwill and identifiable intangible assets; our ability to successfully complete planned divestitures; market conditions; the outcome of audit, compliance, administrative, regulatory, or investigatory reviews; volatility in the market for our stock and in the financial markets generally; timing of conversions of our convertible debt securities; access to adequate capital and financing on acceptable terms; changes in our credit ratings given by rating agencies; changes in tax laws and regulations; changes in accounting rules and standards; the impact of potential cybersecurity risks and/or incidents; costs to comply with our Corporate Integrity Agreement; and unexpected costs or business interruptions from information technology projects. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, we do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

In connection with the special meeting of Omnicare’s stockholders to be held with respect to the proposed transaction, Omnicare plans to file with the SEC preliminary and definitive proxy statements and other relevant materials. The definitive proxy statement (when available) will be mailed to Omnicare’s stockholders. INVESTORS AND SECURITYHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain a free copy of the proxy statement (when available) and other relevant documents filed by Omnicare with the SEC from the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at Omnicare’s website at www.omnicare.com by clicking on the “Investors” link, then clicking on the “Financial Information” link and then clicking on the “SEC Filings” link.

Participants in the Solicitation

Omnicare and its directors and executive officers may be deemed to be participants in the solicitation of proxies of Omnicare’s stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Omnicare’s directors and executive officers by reading Omnicare’s proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 17, 2015. Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant materials filed by Omnicare with the SEC in connection with the proposed transaction when they become available.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of May 20, 2015, by and among Omnicare, Inc., CVS Pharmacy, Inc. and Tree Merger Sub, Inc.*

*	Schedules and exhibits are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Omnicare, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ Alexander M. Kayne
Name:	Alexander M. Kayne
Title:	Senior Vice President, General Counsel and Secretary

Dated: May 22, 2015

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of May 20, 2015, by and among Omnicare, Inc., CVS Pharmacy and Tree Merger Sub, Inc.*

*	Schedules and exhibits are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.